Exhibit 4.1

NUMBER E		SHARES
COMMON STOCK	ENERSYS INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK

OR IN CLEVELAND, OHIO

This Certifies that	CUSIP

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.01 PAR VALUE COMMON STOCK OF

ENERSYS

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney on  surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
[Seal]
Secretary	President

Countersigned and Registered: NATIONAL CITY BANK (Cleveland, Ohio) By: Transfer Agent and Registar Authorized Signature

ENERSYS

                EnerSys will furnish to any shareholder, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class of common stock which it is authorized to issue, and the designation, relative rights, preferences and limitations of each series of any class of preferred stock which it is authorized to issue. Such request should be addressed to the Secretary of EnerSys at 2366 Bernville Road, Reading, PA 19605 or to the Transfer Agent named on the face of this Certificate.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations;

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT	- as tenants by the entireties	(Cust)	(Minor)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors
Act________________________
(State)

UNIF TRANS MIN ACT-	Custodian
(Cust)	(Minor)
under Uniform Transfers to Minors
Act________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received,____________________________hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee

shares of common stock
represented by the within Certificate, and to hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:
Signature

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE:The Signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.